Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	Executive Vice President – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS FIRST QUARTER

2024 EARNINGS

•
Net income of $110.4 million and diluted earnings per share of $1.18 for first quarter 2024
•
Loans, excluding Warehouse Purchase Program loans and loans acquired in the merger of First Bancshares of Texas, Inc, increased $115.8 million or 0.6% (2.4% annualized) during first quarter 2024
•
Deposits, excluding public funds deposits, increased $109.8 million during first quarter 2024, with no brokered deposits purchased
•
Noninterest-bearing deposits of $9.5 billion, representing 35.1% of total deposits
•
Net interest margin increased 4 basis points to 2.79% during first quarter 2024
•
Allowance for credit losses on loans and on off-balance sheet credit exposure of $366.7 million and allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program, of 1.62%(1)
•
Nonperforming assets remain low at 0.24% of first quarter average interest-earning assets
•
Completed the merger of Lone Star State Bancshares, Inc. on April 1, 2024
•
Repurchased 567,692 shares of common stock during first quarter 2024

HOUSTON, April 24, 2024. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income of $110.4 million for the quarter ended March 31, 2024 compared with $124.7 million for the same period in 2023. Net income per diluted common share was $1.18 for the quarter ended March 31, 2024 compared with $1.37 for the same period in 2023. On April 1, 2024, Lone Star State Bancshares, Inc. (“Lone Star”) merged with Prosperity Bancshares and Lone Star State Bank of West Texas (“Lone Star Bank”) merged with Prosperity Bank. The annualized return on first quarter average assets was 1.13%. Nonperforming assets remain low at 0.24% of first quarter average interest-earning assets.

“We are excited to announce that on April 1, 2024, we completed the merger with Lone Star and its wholly owned subsidiary Lone Star Bank, headquartered in Lubbock, Texas. The operational integration is scheduled for late October 2024, when Lone Star customers will have full access to our 288 full-service locations. We welcome the Lone Star customers and associates to Prosperity and will work hard to win your trust,” said David Zalman, Prosperity’s Senior Chairman and Chief Executive Officer.

“The $2.4 trillion Texas economy is now the eight-largest economy in the world - larger than Russia, Canada, Italy and others. Texas is the top state for Fortune 500 headquartered companies, currently at 55, and was named the 2023 state of year for best in nation business climate and job growth,” added Zalman.

______________

(1)
Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“Texas added 369,600 non-farm jobs in 2023, the most in the nation. We believe the Texas and Oklahoma economies should outperform most other states,” continued Zalman.

“Prosperity continues to focus on long term relationships and our customers’ success while maintaining strong asset quality and earnings, and a fair return to shareholders. Prosperity maintained a high tangible equity to tangible assets ratio of 10.33% for the first quarter 2024 while sharing earnings with our shareholders. Prosperity repurchased 567,692 shares of common stock during the first quarter of 2024 in addition to the quarterly dividend. In 2023, Prosperity’s total capital return to shareholders from dividends and share repurchases was $278 million,” concluded Zalman.

Results of Operations for the Three Months Ended March 31, 2024

For the three months ended March 31, 2024, net income was $110.4 million(2) or $1.18 per diluted common share compared with $95.5 million(3) or $1.02 per diluted common share for the three months ended December 31, 2023. The change was primarily due to higher interest income and lower FDIC assessments, partially offset by an increase in salaries and benefits and interest expense. For the three months ended March 31, 2024, net income was $110.4 million(2) or $1.18 per diluted common share compared with $124.7 million(4) or $1.37 per diluted common share for the same period in 2023. The change was primarily due to a decrease in net interest income and an increase in noninterest expense primarily due to an increase in salaries and benefits and expenses due to the merger of First Bancshares of Texas, Inc. (the “FB Merger”). Annualized returns on average assets, average common equity and average tangible common equity for the three months ended March 31, 2024 were 1.13%, 6.20% and 12.06%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write down of assets and securities) was 49.07%(1) for the three months ended March 31, 2024.

Net interest income before provision for credit losses was $238.2 million for the three months ended March 31, 2024 compared with $237.0 million for the three months ended December 31, 2023, an increase of $1.3 million or 0.5%. Net interest income before provision for credit losses decreased $5.2 million or 2.1% to $238.2 million for the three months ended March 31, 2024 compared with $243.5 million for the same period in 2023. The change was primarily due to an increase in the average balances on other borrowings, an increase in the average rates on interest-bearing deposits and a decrease in the average balance on investment securities, partially offset by an increase in the average balances and average rates on loans.

The net interest margin on a tax equivalent basis was 2.79% for the three months ended March 31, 2024 compared with 2.75% for the three months ended December 31, 2023. The net interest margin on a tax equivalent basis was 2.79% for the three months ended March 31, 2024 compared with 2.93% for the same period in 2023. The change was primarily due to an increase in the average balances on other borrowings, an increase in the average rates on interest-bearing deposits and a decrease in the average balance on investment securities, partially offset by an increase in the average balances and average rates on loans.

Noninterest income was $38.9 million for the three months ended March 31, 2024 compared with $36.6 million for the three months ended December 31, 2023, an increase of $2.3 million or 6.3%. The change was primarily due to increases in trust income and other noninterest income. Noninterest income was $38.9 million for the three months ended March 31, 2024 compared with $38.3 million for the same period in 2023, an increase of $604 thousand or 1.6%.

Noninterest expense was $135.8 million for the three months ended March 31, 2024 compared with $152.2 million for the three months ended December 31, 2023, a decrease of $16.3 million or 10.7%. The change was primarily due to lower FDIC assessments, partially offset by an increase in salaries and benefits. Noninterest expense was $135.8 million for the three months ended March 31, 2024 compared with $123.0 million for the same period in 2023, an increase of $12.8 million or 10.4%. The change was primarily due to increases in salaries and benefits, other noninterest expense and in credit and debit card, data processing and software amortization expense primarily due to three months of operations related to the FB Merger in the first quarter 2024 compared to none in the first quarter 2023.

Balance Sheet Information

At March 31, 2024, Prosperity had $38.757 billion in total assets, an increase of $927.3 million or 2.5%, compared with $37.829 billion at March 31, 2023.

______________

(2)
Includes purchase accounting adjustments of $2.0 million, net of tax, primarily comprised of loan discount accretion of $1.9 million for the three months ended March 31, 2024.
(3)
Includes purchase accounting adjustments of $2.6 million, net of tax, primarily comprised of loan discount accretion of $2.5 million, merger related expenses of $278 thousand, and the FDIC special assessment of $19.9 million for the three months ended December 31, 2023.
(4)
Includes purchase accounting adjustments of $728 thousand, net of tax, primarily comprised of loan discount accretion of $871 thousand, and merger related expenses of $860 thousand for the three months ended March 31, 2023.

Loans were $21.265 billion at March 31, 2024, an increase of $84.7 million or 0.4% (1.6% annualized) from $21.181 billion at December 31, 2023. Loans increased $1.931 billion or 10.0%, compared with $19.334 billion at March 31, 2023. Loans, excluding Warehouse Purchase Program loans, were $20.400 billion at March 31, 2024 compared with $20.358 billion at December 31, 2023, an increase of $42.0 million or 0.2% (0.8% annualized), and $18.535 billion at March 31, 2023, an increase of $1.865 billion or 10.1%.

Deposits were $27.176 billion at March 31, 2024, a decrease of $4.3 million from $27.180 billion at December 31, 2023. Deposits increased $171.3 million or 0.6%, compared with $27.004 billion at March 31, 2023. Deposits, excluding public funds deposits, were $24.558 billion at March 31, 2024 compared with $24.448 billion at December 31, 2023, an increase of $109.8 million or 0.4%. Deposits, excluding public funds deposits, increased $660.8 million or 2.8% compared with $23.897 billion at March 31, 2023.

The table below provides detail on the impact of loans acquired and deposits assumed in the FB Merger.

Balance Sheet Data (at period end)
(In thousands)
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loans acquired (including new production since acquisition date):
FirstCapital Bank	$1,302,582	$1,376,356	$1,494,378	$1,590,137	$—
Prosperity - Warehouse Purchase Program loans	864,924	822,245	912,327	1,148,883	799,115
Prosperity - All other loans	19,097,741	18,981,937	19,026,008	18,914,926	18,535,244
Total loans	$21,265,247	$21,180,538	$21,432,713	$21,653,946	$19,334,359

Deposits assumed (including new deposits since acquisition date):
FirstCapital Bank	$1,449,166	$1,517,217	$1,625,691	$1,481,831	$—
All other deposits	25,726,352	25,662,592	25,687,109	25,899,055	27,004,236
Total deposits	$27,175,518	$27,179,809	$27,312,800	$27,380,886	$27,004,236

Excluding loans acquired in the FB Merger and new production since May 1, 2023 by the acquired lending operations, loans at March 31, 2024 grew $158.5 million or 0.8% (3.2% annualized) compared with December 31, 2023 and grew $628.3 million or 3.2% compared with March 31, 2023. Excluding loans acquired in the FB Merger, new production since May 1, 2023 by the acquired lending operations and Warehouse Purchase Program loans, loans at March 31, 2024 grew $115.8 million or 0.6% (2.4% annualized) compared with December 31, 2023 and grew $562.5 million or 3.0% compared with March 31, 2023.

Excluding deposits assumed in the FB Merger and new deposits generated at the acquired banking centers since May 1, 2023, deposits at March 31, 2024 grew by $63.8 million or 0.2% (1.0% annualized) compared with December 31, 2023 and decreased by $1.278 billion or 4.7% compared with March 31, 2023.

Asset Quality

Nonperforming assets totaled $83.8 million or 0.24% of quarterly average interest-earning assets at March 31, 2024 compared with $72.7 million or 0.21% of quarterly average interest-earning assets at December 31, 2023, with the majority of the balance for each period attributable to acquired loans. Nonperforming assets were $24.5 million or 0.07% of quarterly average interest-earning assets at March 31, 2023.

The allowance for credit losses on loans and off-balance sheet credit exposures was $366.7 million at March 31, 2024 compared with $368.9 million at December 31, 2023 and $312.1 million at March 31, 2023. There was no provision for credit losses for the three months ended March 31, 2024, December 31, 2023 and March 31, 2023.

The allowance for credit losses on loans was $330.2 million or 1.55% of total loans at March 31, 2024 compared with $332.4 million or 1.57% of total loans at December 31, 2023 and $282.2 million or 1.46% of total loans at March 31, 2023. Excluding Warehouse Purchase Program loans, the allowance for credit losses on loans to total loans was 1.62%(1) at March 31, 2024 compared with 1.63%(1) at December 31, 2023 and 1.52%(1) at March 31, 2023.

Net charge-offs were $2.1 million for the three months ended March 31, 2024 compared with net charge-offs of $19.1 million for the three months ended December 31, 2023 and net recoveries of $615 thousand for the three months ended March 31, 2023. Net charge-offs for the first quarter of 2024 included $991 thousand related to resolved purchased credit deteriorated (“PCD”) loans, which had specific reserves that were allocated to the charge-offs. Further, an additional $4.1 million of specific reserves on resolved PCD loans without any related charge-offs was released to the general reserve.

Dividend

Prosperity Bancshares declared a second quarter 2024 cash dividend of $0.56 per share to be paid on July 1, 2024, to all shareholders of record as of June 14, 2024.

Stock Repurchase Program

On January 16, 2024, Prosperity Bancshares announced a stock repurchase program under which up to 5%, or approximately 4.7 million shares, of its outstanding common stock may be acquired over a one-year period expiring on January 16, 2025, at the discretion of management. Under its 2024 stock repurchase program, Prosperity Bancshares repurchased 567,692 shares of its common stock at an average weighted price of $62.12 per share during the three months ended March 31, 2024.

Merger of Lone Star State Bancshares, Inc.

On April 1, 2024, Prosperity completed the merger of Lone Star and its wholly owned subsidiary Lone Star Bank, headquartered in Lubbock, Texas. Lone Star Bank operated 5 banking offices in the West Texas area, including its main office in Lubbock, and 1 banking center in each of Brownfield, Midland, Odessa and Big Spring, Texas. As of March 31, 2024, Lone Star, on a consolidated basis, reported total assets of $1.384 billion, total loans of $1.075 billion and total deposits of $1.241 billion.

Pursuant to the terms of the definitive agreement, Prosperity issued 2,376,182 shares of Prosperity common stock plus approximately $64.1 million in cash for all outstanding shares of Lone Star in the second quarter of 2024.

Merger of First Bancshares of Texas, Inc.

On May 1, 2023, Prosperity completed the merger of First Bancshares and its wholly owned subsidiary FirstCapital Bank of Texas, N.A. (“FirstCapital Bank”), headquartered in Midland, Texas. FirstCapital Bank operated 16 full-service banking offices in six different markets in West, North and Central Texas areas, including its main office in Midland, and banking offices in Midland, Lubbock, Amarillo, Wichita Falls, Burkburnett, Byers, Henrietta, Dallas, Horseshoe Bay, Marble Falls and Fredericksburg, Texas.

Pursuant to the terms of the definitive agreement, Prosperity issued 3,583,370 shares of Prosperity common stock plus approximately $91.5 million in cash for all outstanding shares of First Bancshares. This resulted in goodwill of $164.8 million as of March 31, 2024, which was subject to subsequent fair value adjustments. During the second quarter of 2023, Prosperity completed the operational conversion of FirstCapital Bank.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, April 24, 2024, at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s first quarter 2024 earnings. Individuals and investment professionals may participate in the call by dialing 1-877-883-0383 for domestic participants, or 1-412-902-6506 for international participants. The participant elite entry number is 5323694.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed from Prosperity’s Investor Relations page by selecting “Presentations, Webcasts & Calls” from the menu and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, for internal planning and forecasting purposes, Prosperity reviews each of diluted earnings per share, return on average assets, return on average common equity, and return on average tangible common equity, in each case excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and the FDIC special assessment, net of tax; return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program loans; the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities, merger related expenses and the FDIC special assessment. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of March 31, 2024, Prosperity Bancshares, Inc.® is a $38.757 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma. Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products, Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and treasury management.

Prosperity currently operates 288 full-service banking locations: 65 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 62 in the Dallas/Fort Worth area; 22 in the East Texas area; 31 in the Central Texas area including Austin and San Antonio; 44 in the West Texas area including Lubbock, Midland-Odessa, Abilene; Amarillo and Wichita Falls; 15 in the Bryan/College Station area, 6 in the Central Oklahoma area; 8 in the Tulsa, Oklahoma area and 5 in the West Texas area currently doing business as Lone Star Bank.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, oral or written forward-looking statements may also be included in other information released to the public. Such forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements may include information about Prosperity’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s loan portfolio and allowance for loan losses, changes in deposits, borrowings and the investment securities portfolio, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on Prosperity’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits a proposed transaction, and statements about the assumptions underlying any such statement. These forward‑looking statements are not guarantees of future performance and are based on expectations and assumptions Prosperity currently believes to be valid. Because forward-looking statements relate to future results and occurrences, many of which are outside of Prosperity’s control, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. These risks and uncertainties include, but are not limited to, whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); the possibility that the anticipated benefits of an acquisition transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of two companies or as a result of the strength of the economy and competitive factors generally; a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; and the effect, impact, potential duration or other implications of weather and climate-related events. Prosperity disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2023, and other reports and statements Prosperity has filed with the Securities and Exchange Commission (“SEC”). Copies of the SEC filings for Prosperity may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area	Grapevine Main	Tyler-South Broadway	Tomball	West
Bryan	Kiest	Tyler-University	Waller
Bryan-29th Street	Lake Highlands	Winnsboro	West Columbia	Odessa
Bryan-East	McKinney		Wharton	Grandview
Bryan-North	McKinney Eldorado	Houston Area	Winnie	Grant
Caldwell	McKinney Redbud	Houston	Wirt	Kermit Highway
College Station	North Carrolton	Aldine		Parkway
Hearne	Park Cities	Alief	South Texas Area -
Huntsville	Plano	Bellaire	Corpus Christi	Wichita Falls
Madisonville	Plano-West	Beltway	Calallen	Cattlemans
Navasota	Preston Forest	Clear Lake	Carmel	Kell
New Waverly	Preston Parker	Copperfield	Northwest
Rock Prairie	Preston Royal	Cypress	Saratoga	Other West Texas Area
Southwest Parkway	Red Oak	Downtown	Timbergate	Locations
Tower Point	Richardson	Eastex	Water Street	Big Spring
Wellborn Road	Richardson-West	Fairfield		Brownfield
	Rosewood Court	First Colony	Victoria	Brownwood
Central Texas Area	The Colony	Fry Road	Victoria Main	Burkburnett
Austin	Tollroad	Gessner	Victoria-Navarro	Byers
Cedar Park	Trinity Mills	Gladebrook	Victoria-North	Cisco
Congress	Turtle Creek	Grand Parkway	Victoria Salem	Comanche
Lakeway	West 15th Plano	Heights		Early
Liberty Hill	West Allen	Highway 6 West	Other South Texas Area	Floydada
Northland	Westmoreland	Little York	Locations	Gorman
Oak Hill	Wylie	Medical Center	Alice	Henrietta
Research Blvd		Memorial Drive	Aransas Pass	Levelland
Westlake	Fort Worth	Northside	Beeville	Littlefield
	Haltom City	Pasadena	Colony Creek	Merkel
Other Central Texas Area	Hulen	Pecan Grove	Cuero	Plainview
Locations	Keller	Pin Oak	Edna	San Angelo
Bastrop	Museum Place	River Oaks	Goliad	Slaton
Canyon Lake	Renaissance Square	Sugar Land	Gonzales	Snyder
Dime Box	Roanoke	SW Medical Center	Hallettsville
Dripping Springs	Stockyards	Tanglewood	Kingsville	Lone Star West Texas Area
Elgin		The Plaza	Mathis	Big Spring
Flatonia	Other Dallas/Fort Worth Area	Uptown	Padre Island	Brownfield
Fredericksburg	Locations	Waugh Drive	Palacios	Lubbock
Georgetown	Arlington	Westheimer	Port Lavaca	Midland
Gruene	Azle	West University	Portland	Odessa
Horseshoe Bay	Ennis	Woodcreek	Rockport
Kingsland	Gainesville		Sinton	Oklahoma
La Grange	Glen Rose	Katy	Taft	Central Oklahoma Area
Lexington	Granbury	Cinco Ranch	Yoakum	Oklahoma City
Marble Falls	Grand Prairie	Katy-Spring Green	Yorktown	23rd Street
New Braunfels	Jacksboro			Expressway
Pleasanton	Mesquite	The Woodlands	West Texas Area	I-240
Round Rock	Muenster	The Woodlands-College Park	Abilene	Memorial
San Antonio	Runaway Bay	The Woodlands-I-45	Antilley Road
Schulenburg	Sanger	The Woodlands-Research Forest	Barrow Street	Other Central Oklahoma Area
Seguin	Waxahachie		Cypress Street	Locations
Smithville	Weatherford	Other Houston Area	Judge Ely	Edmond
Thorndale		Locations	Mockingbird	Norman
Weimar	East Texas Area	Angleton
	Athens	Bay City	Amarillo	Tulsa Area
Dallas/Fort Worth Area	Blooming Grove	Beaumont	Hillside	Tulsa
Dallas	Canton	Cleveland	Soncy	Garnett
14th Street Plano	Carthage	East Bernard		Harvard
Abrams Centre	Corsicana	El Campo	Lubbock	Memorial
Addison	Crockett	Dayton	4th Street	Sheridan
Allen	Eustace	Galveston	66th Street	S. Harvard
Balch Springs	Gilmer	Groves	82nd Street	Utica Tower
Camp Wisdom	Grapeland	Hempstead	86th Street	Yale
Carrollton	Gun Barrel City	Hitchcock	98th Street
Cedar Hill	Jacksonville	Liberty	Avenue Q	Other Tulsa Area Locations
Coppell	Kerens	Magnolia	Milwaukee	Owasso
East Plano	Longview	Magnolia Parkway	North University
Euless	Mount Vernon	Mont Belvieu	Texas Tech Student Union
Frisco	Palestine	Nederland
Frisco Warren	Rusk	Needville	Midland
Frisco-West	Seven Points	Rosenberg	North
Garland	Teague	Shadow Creek	Wadley
Grapevine	Tyler-Beckham	Spring	Wall Street

- - -

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Balance Sheet Data (at period end)
Loans held for sale	$6,380	$5,734	$10,187	$10,656	$1,603
Loans held for investment	20,393,943	20,352,559	20,510,199	20,494,407	18,533,641
Loans held for investment - Warehouse Purchase Program	864,924	822,245	912,327	1,148,883	799,115
Total loans	21,265,247	21,180,538	21,432,713	21,653,946	19,334,359

Investment securities(A)	12,301,138	12,803,896	13,192,742	13,667,319	14,071,545
Federal funds sold	250	260	234	181	222
Allowance for credit losses on loans	(330,219)	(332,362)	(351,495)	(345,209)	(282,191)
Cash and due from banks	1,086,444	458,153	512,239	396,848	405,331
Goodwill	3,396,402	3,396,086	3,396,459	3,383,698	3,231,636
Core deposit intangibles, net	60,757	63,994	67,553	71,128	48,974
Other real estate owned	2,204	1,708	9,320	3,107	1,989
Fixed assets, net	372,333	369,992	370,237	365,299	345,149
Other assets	601,964	605,612	665,682	708,814	672,218
Total assets	$38,756,520	$38,547,877	$39,295,684	$39,905,131	$37,829,232

Noninterest-bearing deposits	$9,526,535	$9,776,572	$10,281,893	$10,364,921	$10,108,348
Interest-bearing deposits	17,648,983	17,403,237	17,030,907	17,015,965	16,895,888
Total deposits	27,175,518	27,179,809	27,312,800	27,380,886	27,004,236
Other borrowings	3,900,000	3,725,000	4,250,000	4,800,000	3,365,000
Securities sold under repurchase agreements	261,671	309,277	300,714	434,160	434,261
Subordinated debentures	—	—	—	3,093	—
Allowance for credit losses on off-balance sheet credit exposures	36,503	36,503	36,503	36,503	29,947
Other liabilities	278,284	217,958	362,990	282,373	256,671
Total liabilities	31,651,976	31,468,547	32,263,007	32,937,015	31,090,115
Shareholders' equity(B)	7,104,544	7,079,330	7,032,677	6,968,116	6,739,117
Total liabilities and equity	$38,756,520	$38,547,877	$39,295,684	$39,905,131	$37,829,232

(A) Includes $(2,954), $(1,770), $(2,442), $(3,393) and $(4,399) in unrealized losses on available for sale securities for the quarterly periods ended March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023 and March 31, 2023, respectively.

(B) Includes $(2,333), $(1,398), $(1,930), $(2,681) and $(3,476) in after-tax unrealized losses on available for sale securities for the quarterly periods ended March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023 and March 31, 2023, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Income Statement Data
Interest income:
Loans	$306,228	$306,562	$308,678	$286,638	$247,118
Securities(C)	66,421	68,077	69,987	72,053	73,185
Federal funds sold and other earning assets	9,265	1,793	1,689	1,757	7,006
Total interest income	381,914	376,432	380,354	360,448	327,309

Interest expense:
Deposits	92,692	84,969	76,069	63,964	47,343
Other borrowings	48,946	52,386	62,190	57,351	34,396
Securities sold under repurchase agreements	2,032	2,094	2,533	2,674	2,103
Subordinated debentures	—	—	38	—	—
Total interest expense	143,670	139,449	140,830	123,989	83,842
Net interest income	238,244	236,983	239,524	236,459	243,467
Provision for credit losses	—	—	—	18,540	—
Net interest income after provision for credit losses	238,244	236,983	239,524	217,919	243,467

Noninterest income:
Nonsufficient funds (NSF) fees	8,288	8,365	8,719	8,512	8,095
Credit card, debit card and ATM card income	8,861	9,314	9,285	9,206	8,666
Service charges on deposit accounts	6,406	6,316	6,262	6,078	5,926
Trust income	4,156	3,360	3,326	3,358	3,225
Mortgage income	610	542	857	661	238
Brokerage income	1,235	1,059	1,067	1,000	1,149
Bank owned life insurance income	2,047	1,882	1,864	1,553	1,354
Net (loss) gain on sale or write-down of assets	(35)	(84)	(45)	1,994	121
Net gain on sale of securities	298	—	—	—	—
Other noninterest income	7,004	5,814	7,408	7,326	9,492
Total noninterest income	38,870	36,568	38,743	39,688	38,266

Noninterest expense:
Salaries and benefits	85,771	80,486	85,423	84,723	77,798
Net occupancy and equipment	8,623	9,093	9,464	8,935	8,025
Credit and debit card, data processing and software amortization	10,975	10,741	10,919	10,344	9,566
Regulatory assessments and FDIC insurance	5,538	24,940	5,155	5,097	4,973
Core deposit intangibles amortization	3,237	3,559	3,576	3,167	2,374
Depreciation	4,686	4,607	4,585	4,658	4,433
Communications	3,402	3,572	3,686	3,693	3,462
Other real estate expense	187	165	153	(464)	58
Net (gain) loss on sale or write-down of other real estate	(138)	34	(734)	(33)	(13)
Merger related expenses	—	278	1,104	12,891	860
Other noninterest expense	13,567	14,696	12,326	12,859	11,464
Total noninterest expense	135,848	152,171	135,657	145,870	123,000
Income before income taxes	141,266	121,380	142,610	111,737	158,733
Provision for income taxes	30,840	25,904	30,402	24,799	34,039
Net income available to common shareholders	$110,426	$95,476	$112,208	$86,938	$124,694

(C) Interest income on securities was reduced by net premium amortization of $5,822, $6,428, $6,897, $7,131 and $7,384 for the three months ended March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023 and March 31, 2023, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023

Profitability
Net income (D) (E)	$110,426	$95,476	$112,208	$86,938	$124,694

Basic earnings per share	$1.18	$1.02	$1.20	$0.94	$1.37
Diluted earnings per share	$1.18	$1.02	$1.20	$0.94	$1.37

Return on average assets (F) (J)	1.13%	0.98%	1.13%	0.89%	1.31%
Return on average common equity (F) (J)	6.20%	5.39%	6.39%	5.01%	7.38%
Return on average tangible common equity (F) (G) (J)	12.06%	10.54%	12.58%	9.67%	14.34%
Tax equivalent net interest margin (D) (E) (H)	2.79%	2.75%	2.72%	2.73%	2.93%
Efficiency ratio (G) (I) (K)	49.07%	55.61%	48.74%	53.21%	43.68%

Liquidity and Capital Ratios
Equity to assets	18.33%	18.37%	17.90%	17.46%	17.81%
Common equity tier 1 capital	15.78%	15.54%	14.98%	14.49%	15.59%
Tier 1 risk-based capital	15.78%	15.54%	14.98%	14.49%	15.59%
Total risk-based capital	17.08%	16.56%	16.05%	15.52%	16.41%
Tier 1 leverage capital	10.37%	10.39%	10.03%	9.96%	10.06%
Period end tangible equity to period end tangible assets (G)	10.33%	10.31%	9.96%	9.64%	10.01%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	93,706	93,715	93,720	92,930	91,207
Diluted	93,706	93,715	93,720	92,930	91,207
Period end shares outstanding	93,525	93,722	93,717	93,721	90,693
Cash dividends paid per common share	$0.56	$0.56	$0.55	$0.55	$0.55
Book value per common share	$75.96	$75.54	$75.04	$74.35	$74.31
Tangible book value per common share (G)	$39.00	$38.62	$38.08	$37.49	$38.13

Common Stock Market Price
High	$68.88	$68.79	$63.65	$63.13	$78.76
Low	$60.08	$49.60	$52.62	$55.12	$58.25
Period end closing price	$65.78	$67.73	$54.58	$56.48	$61.52
Employees – FTE (excluding overtime)	3,901	3,850	3,853	3,710	3,651
Number of banking centers	283	285	285	286	272

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Loan discount accretion
Non-PCD	$1,312	$1,543	$1,508	$1,242	$532
PCD	$548	$937	$767	$1,178	$339
Securities net accretion (amortization)	$561	$598	$626	$426	$(2)
Time deposits amortization	$(97)	$(150)	$(210)	$(187)	$(53)

(E) Using effective tax rate of 21.8%, 21.3%, 21.3%, 22.2% and 21.4% for the three months ended March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023 and March 31, 2023, respectively.

(F) Interim periods annualized.

(G) Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 366-day or 365-day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale or write down of assets and securities. Additionally, taxes are not part of this calculation.

(J) For calculations of the annualized returns on average assets, average common equity and average tangible common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax, refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(K) For calculations of the efficiency ratio excluding merger related expenses and FDIC special assessment refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Mar 31, 2024				Dec 31, 2023				Mar 31, 2023
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)
Interest-earning assets:
Loans held for sale	$5,467	$92	6.77%		$9,828	$185	7.47%		$2,343	$38	6.58%
Loans held for investment	20,415,316	292,673	5.77%		20,370,915	291,882	5.68%		18,317,712	236,606	5.24%
Loans held for investment - Warehouse Purchase Program	720,650	13,463	7.51%		770,481	14,495	7.46%		617,822	10,474	6.88%
Total loans	21,141,433	306,228	5.83%		21,151,224	306,562	5.75%		18,937,877	247,118	5.29%
Investment securities	12,693,268	66,421	2.10%	(M)	13,074,243	68,077	2.07%	(M)	14,332,509	73,185	2.07%	(M)
Federal funds sold and other earning assets	672,840	9,265	5.54%		125,295	1,793	5.68%		600,048	7,006	4.74%
Total interest-earning assets	34,507,541	381,914	4.45%		34,350,762	376,432	4.35%		33,870,434	327,309	3.92%
Allowance for credit losses on loans	(331,708)				(346,493)				(282,316)
Noninterest-earning assets	4,759,697				4,810,942				4,589,735
Total assets	$38,935,530				$38,815,211				$38,177,853

Interest-bearing liabilities:
Interest-bearing demand deposits	$5,143,585	$8,423	0.66%		$4,822,698	$6,789	0.56%		$5,877,641	$3,792	0.26%
Savings and money market deposits	8,889,077	47,152	2.13%		8,815,892	45,192	2.03%		9,579,679	35,521	1.50%
Certificates and other time deposits	3,683,815	37,117	4.05%		3,442,115	32,988	3.80%		2,045,580	8,030	1.59%
Other borrowings	4,083,132	48,946	4.82%		4,028,263	52,386	5.16%		2,887,011	34,396	4.83%
Securities sold under repurchase agreements	296,437	2,032	2.76%		300,317	2,094	2.77%		427,887	2,103	1.99%
Total interest-bearing liabilities	22,096,046	143,670	2.62%	(N)	21,409,285	139,449	2.58%	(N)	20,817,798	83,842	1.63%	(N)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	9,443,249				9,960,240				10,389,980
Allowance for credit losses on off-balance sheet credit exposures	36,503				36,503				29,947
Other liabilities	238,480				323,344				180,685
Total liabilities	31,814,278				31,729,372				31,418,410
Shareholders' equity	7,121,252				7,085,839				6,759,443
Total liabilities and shareholders' equity	$38,935,530				$38,815,211				$38,177,853

Net interest income and margin		$238,244	2.78%			$236,983	2.74%			$243,467	2.92%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		808				952				833
Net interest income and margin (tax equivalent basis)		$239,052	2.79%			$237,935	2.75%			$244,300	2.93%

(L) Annualized and based on an actual 366-day or 365-day basis.

(M) Yield on securities was impacted by net premium amortization of $5,822, $6,428 and $7,384 for the three months ended March 31, 2024, December 31, 2023 and March 31, 2023, respectively.

(N) Total cost of funds, including noninterest bearing deposits, was 1.83%, 1.76% and 1.09% for the three months ended March 31, 2024, December 31, 2023 and March 31, 2023, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
YIELD TREND (O)

Interest-Earning Assets:
Loans held for sale	6.77%	7.47%	6.54%	6.87%	6.58%
Loans held for investment	5.77%	5.68%	5.62%	5.48%	5.24%
Loans held for investment - Warehouse Purchase Program	7.51%	7.46%	7.32%	7.09%	6.88%
Total loans	5.83%	5.75%	5.70%	5.55%	5.29%
Investment securities (P)	2.10%	2.07%	2.05%	2.07%	2.07%
Federal funds sold and other earning assets	5.54%	5.68%	5.33%	4.69%	4.74%
Total interest-earning assets	4.45%	4.35%	4.30%	4.15%	3.92%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.66%	0.56%	0.43%	0.30%	0.26%
Savings and money market deposits	2.13%	2.03%	1.96%	1.88%	1.50%
Certificates and other time deposits	4.05%	3.80%	3.31%	2.59%	1.59%
Other borrowings	4.82%	5.16%	5.28%	5.20%	4.83%
Securities sold under repurchase agreements	2.76%	2.77%	2.58%	2.43%	1.99%
Subordinated debentures	—	—	5.85%	—	—
Total interest-bearing liabilities	2.62%	2.58%	2.54%	2.28%	1.63%

Net Interest Margin	2.78%	2.74%	2.71%	2.72%	2.92%
Net Interest Margin (tax equivalent)	2.79%	2.75%	2.72%	2.73%	2.93%

(O) Annualized and based on average balances on an actual 366-day or 365-day basis.

(P) Yield on securities was impacted by net premium amortization of $5,822, $6,428, $6,897, $7,131 and $7,384 for the three months ended March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023 and March 31, 2023, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Balance Sheet Averages
Loans held for sale	$5,467	$9,828	$9,832	$3,910	$2,343
Loans held for investment	20,415,316	20,370,915	20,496,075	19,802,751	18,317,712
Loans held for investment - Warehouse Purchase Program	720,650	770,481	972,936	898,768	617,822
Total loans	21,141,433	21,151,224	21,478,843	20,705,429	18,937,877

Investment securities	12,693,268	13,074,243	13,512,137	13,976,818	14,332,509
Federal funds sold and other earning assets	672,840	125,295	125,690	150,300	600,048
Total interest-earning assets	34,507,541	34,350,762	35,116,670	34,832,547	33,870,434
Allowance for credit losses on loans	(331,708)	(346,493)	(343,967)	(283,594)	(282,316)
Cash and due from banks	315,612	302,864	301,201	281,593	319,960
Goodwill	3,396,177	3,396,224	3,387,293	3,291,659	3,231,637
Core deposit intangibles, net	62,482	65,986	69,551	48,616	50,208
Other real estate	2,319	4,781	6,301	2,712	2,083
Fixed assets, net	372,458	370,900	367,814	357,593	342,380
Other assets	610,649	670,187	697,176	756,500	643,467
Total assets	$38,935,530	$38,815,211	$39,602,039	$39,287,626	$38,177,853

Noninterest-bearing deposits	$9,443,249	$9,960,240	$10,269,162	$10,274,819	$10,389,980
Interest-bearing demand deposits	5,143,585	4,822,698	4,768,485	5,147,453	5,877,641
Savings and money market deposits	8,889,077	8,815,892	8,977,824	9,156,047	9,579,679
Certificates and other time deposits	3,683,815	3,442,115	3,172,178	2,652,064	2,045,580
Total deposits	27,159,726	27,040,945	27,187,649	27,230,383	27,892,880
Other borrowings	4,083,132	4,028,263	4,671,449	4,427,914	2,887,011
Securities sold under repurchase agreements	296,437	300,317	389,149	441,303	427,887
Subordinated debentures	—	—	2,578	1,547	—
Allowance for credit losses on off-balance sheet credit exposures	36,503	36,503	36,504	30,022	29,947
Other liabilities	238,480	323,344	290,217	220,775	180,685
Shareholders' equity	7,121,252	7,085,839	7,024,493	6,935,682	6,759,443
Total liabilities and equity	$38,935,530	$38,815,211	$39,602,039	$39,287,626	$38,177,853

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Mar 31, 2024		Dec 31, 2023		Sep 30, 2023		Jun 30, 2023		Mar 31, 2023
Period End Balances

Loan Portfolio
Commercial and industrial	$1,932,534	9.1%	$1,936,717	9.2%	$2,153,391	10.1%	$2,245,620	10.5%	$2,074,078	10.7%
Warehouse purchase program	864,924	4.1%	822,245	3.9%	912,327	4.3%	1,148,883	5.3%	799,115	4.1%
Construction, land development and other land loans	2,876,588	13.5%	3,076,591	14.5%	3,200,479	14.9%	3,215,016	14.8%	2,899,980	15.0%
1-4 family residential	7,331,251	34.5%	7,207,226	34.0%	7,032,593	32.8%	6,780,813	31.3%	6,055,532	31.3%
Home equity	950,169	4.5%	960,852	4.5%	969,498	4.5%	977,070	4.5%	959,124	5.0%
Commercial real estate (includes multi-family residential)	5,631,460	26.5%	5,662,948	26.7%	5,606,837	26.2%	5,676,526	26.2%	5,133,693	26.6%
Agriculture (includes farmland)	813,092	3.8%	816,043	3.9%	801,933	3.7%	804,376	3.7%	721,395	3.7%
Consumer and other	326,915	1.5%	329,593	1.6%	306,018	1.4%	305,207	1.4%	288,300	1.5%
Energy	538,314	2.5%	368,323	1.7%	449,637	2.1%	500,435	2.3%	403,142	2.1%
Total loans	$21,265,247		$21,180,538		$21,432,713		$21,653,946		$19,334,359

Deposit Types
Noninterest-bearing DDA	$9,526,535	35.1%	$9,776,572	36.0%	$10,281,893	37.6%	$10,364,921	37.9%	$10,108,348	37.4%
Interest-bearing DDA	4,867,247	17.9%	5,115,945	18.8%	4,797,259	17.6%	4,953,090	18.1%	5,332,086	19.8%
Money market	6,134,221	22.6%	5,859,701	21.6%	5,892,505	21.6%	5,904,160	21.5%	6,021,449	22.3%
Savings	2,830,117	10.4%	2,881,397	10.6%	3,005,936	11.0%	3,179,351	11.6%	3,304,482	12.2%
Certificates and other time deposits	3,817,398	14.0%	3,546,194	13.0%	3,335,207	12.2%	2,979,364	10.9%	2,237,871	8.3%
Total deposits	$27,175,518		$27,179,809		$27,312,800		$27,380,886		$27,004,236

Loan to Deposit Ratio	78.3%		77.9%		78.5%		79.1%		71.6%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Mar 31, 2024		Dec 31, 2023		Sep 30, 2023		Jun 30, 2023		Mar 31, 2023

Single family residential construction	$1,031,163	35.8%	$1,088,636	35.4%	$1,157,016	36.1%	$1,244,631	38.7%	$1,179,883	40.7%
Land development	290,243	10.1%	367,849	12.0%	359,518	11.2%	310,199	9.7%	222,511	7.7%
Raw land	311,265	10.8%	328,365	10.7%	340,659	10.7%	359,228	11.2%	326,168	11.2%
Residential lots	224,901	7.8%	222,591	7.2%	216,659	6.8%	216,706	6.7%	226,600	7.8%
Commercial lots	59,691	2.1%	155,415	5.0%	154,425	4.8%	158,278	4.9%	167,151	5.8%
Commercial construction and other	959,687	33.4%	914,436	29.7%	973,022	30.4%	927,025	28.8%	777,678	26.8%
Net unaccreted discount	(362)		(701)		(820)		(1,051)		(11)
Total construction loans	$2,876,588		$3,076,591		$3,200,479		$3,215,016		$2,899,980

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of March 31, 2024

	Houston	Dallas	Austin	OK City	Tulsa	Other (Q)	Total
Collateral Type
Shopping center/retail	$347,702	$278,496	$58,938	$14,763	$14,413	$287,241	$1,001,553
Commercial and industrial buildings	161,906	100,565	25,744	35,528	17,881	258,388	600,012
Office buildings	95,697	220,797	60,013	48,260	3,842	91,314	519,923
Medical buildings	75,558	18,489	1,727	43,390	31,984	57,686	228,834
Apartment buildings	136,913	126,568	17,998	14,395	13,437	199,616	508,927
Hotel	110,759	100,561	33,322	18,031	—	167,511	430,184
Other	175,653	59,582	35,154	8,252	1,636	85,070	365,347
Total	$1,104,188	$905,058	$232,896	$182,619	$83,193	$1,146,826	$3,654,780	(R)

Acquired Loans

	Non-PCD Loans			PCD Loans			Total Acquired Loans
	Balance at Acquisition Date	Balance at Dec 31, 2023	Balance at Mar 31, 2024	Balance at Acquisition Date	Balance at Dec 31, 2023	Balance at Mar 31, 2024	Balance at Acquisition Date		Balance at Dec 31, 2023	Balance at Mar 31, 2024
Loan marks:
Acquired banks (S)	$345,599	$506	$245	$320,052	$2,594	$2,503	$665,651		$3,100	$2,748
FirstCapital Bank (T)	22,648	19,486	18,436	7,790	5,320	4,858	30,438		24,806	23,294
Total	368,247	19,992	18,681	327,842	7,914	7,361	696,089		27,906	26,042

Acquired portfolio loan balances:
Acquired banks (S)	12,286,159	1,043,525	977,286	689,573	58,310	56,982	12,975,732		1,101,835	1,034,268
FirstCapital Bank (T)	1,021,694	780,284	699,277	627,991	475,343	438,092	1,649,685		1,255,627	1,137,369
Total	13,307,853	1,823,809	1,676,563	1,317,564	533,653	495,074	14,625,417	(U)	2,357,462	2,171,637

Acquired portfolio loan balances less loan marks	$12,939,606	$1,803,817	$1,657,882	$989,722	$525,739	$487,713	$13,929,328		$2,329,556	$2,145,595

(Q) Includes other MSA and non-MSA regions.

(R) Represents a portion of total commercial real estate loans of $5.631 billion as of March 31, 2024.

(S) Includes Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company, Tradition Bank and LegacyTexas Bank.

(T) FirstCapital Bank merger was completed on May 1, 2023 and resulted in the addition of $1.650 billion in loans with related purchase accounting adjustments of $30.4 million at acquisition date, which were subject to subsequent fair value adjustments.

(U) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Asset Quality
Nonaccrual loans	$78,475	$68,688	$59,729	$57,723	$22,496
Accruing loans 90 or more days past due	3,035	2,195	397	1,744	—
Total nonperforming loans	81,510	70,883	60,126	59,467	22,496
Repossessed assets	97	76	35	153	—
Other real estate	2,204	1,708	9,320	3,107	1,989
Total nonperforming assets	$83,811	$72,667	$69,481	$62,727	$24,485

Nonperforming assets:
Commercial and industrial (includes energy)	$10,199	$8,957	$22,219	$24,027	$2,832
Construction, land development and other land loans	15,826	17,343	8,684	4,245	3,210
1-4 family residential (includes home equity)	30,206	26,096	23,708	19,609	16,951
Commercial real estate (includes multi-family residential)	23,720	18,775	13,341	13,504	1,051
Agriculture (includes farmland)	3,714	1,460	1,511	1,284	432
Consumer and other	146	36	18	58	9
Total	$83,811	$72,667	$69,481	$62,727	$24,485
Number of loans/properties	319	292	260	241	190
Allowance for credit losses on loans	$330,219	$332,362	$351,495	$345,209	$282,191

Net charge-offs (recoveries):
Commercial and industrial (includes energy)	$283	$16,123	$1,594	$160	$(1,472)
Construction, land development and other land loans	(2)	(5)	(5)	50	(13)
1-4 family residential (includes home equity)	457	20	(78)	(70)	(140)
Commercial real estate (includes multi-family residential)	(17)	1,590	570	14,957	(1)
Agriculture (includes farmland)	23	—	—	(78)	(6)
Consumer and other	1,399	1,405	1,327	1,046	1,017
Total	$2,143	$19,133	$3,408	$16,065	$(615)

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.24%	0.21%	0.20%	0.18%	0.07%
Nonperforming assets to loans and other real estate	0.39%	0.34%	0.32%	0.29%	0.13%
Net charge-offs to average loans (annualized)	0.04%	0.36%	0.06%	0.31%	(0.01%)
Allowance for credit losses on loans to total loans	1.55%	1.57%	1.64%	1.59%	1.46%
Allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program loans (G)	1.62%	1.63%	1.71%	1.68%	1.52%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, for internal planning and forecasting purposes, Prosperity reviews each of diluted earnings per share, return on average assets, return on average common equity, and return on average tangible common equity, in each case excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and the FDIC special assessment, net of tax; return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program loans; the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities, merger related expenses and the FDIC special assessment. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding Warehouse Purchase Program loans). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023

Reconciliation of diluted earnings per share to diluted earnings per share excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax:

Diluted earnings per share (unadjusted)	$1.18	$1.02	$1.20	$0.94	$1.37

Net income	$110,426	$95,476	$112,208	$86,938	$124,694
Merger related provision for credit losses, net of tax(V)	—	—	—	14,647	—
Merger related expenses, net of tax(V)	—	220	872	10,184	679
FDIC special assessment, net of tax(V)	—	15,736	—	—	—
Net income excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax(V):	$110,426	$111,432	$113,080	$111,769	$125,373

Weighted average diluted shares outstanding	93,706	93,715	93,720	92,930	91,207
Merger related provision for credit losses, net of tax, per diluted common share(V)	$—	$—	$—	$0.16	$—
Merger related expenses, net of tax, per diluted common share(V')	$—	$—	$0.01	$0.11	$0.01
FDIC special assessment, net of tax, per diluted common share(V)	$—	$0.17	$—	$—	$—
Diluted earnings per share excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax:(V)	$1.18	$1.19	$1.21	$1.21	$1.38

Reconciliation of return on average assets to return on average assets excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax:

Return on average assets (unadjusted)	1.13%	0.98%	1.13%	0.89%	1.31%

Net income excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax(V):	$110,426	$111,432	$113,080	$111,769	$125,373
Average total assets	$38,935,530	$38,815,211	$39,602,039	$39,287,626	$38,177,853
Return on average assets excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax (F) (V)	1.13%	1.15%	1.14%	1.14%	1.31%

(V) Calculated assuming a federal tax rate of 21.0%.

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023

Reconciliation of return on average common equity to return on average common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax:

Return on average common equity (unadjusted)	6.20%	5.39%	6.39%	5.01%	7.38%

Net income, excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax, and FDIC special assessment, net of tax(V)	$110,426	$111,432	$113,080	$111,769	$125,373
Average shareholders' equity	$7,121,252	$7,085,839	$7,024,493	$6,935,682	$6,759,443
Return on average common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax (F) (V)	6.20%	6.29%	6.44%	6.45%	7.42%

Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$110,426	$95,476	$112,208	$86,938	$124,694
Average shareholders' equity	$7,121,252	$7,085,839	$7,024,493	$6,935,682	$6,759,443
Less: Average goodwill and other intangible assets	(3,458,659)	(3,462,210)	(3,456,844)	(3,340,275)	(3,281,845)
Average tangible shareholders’ equity	$3,662,593	$3,623,629	$3,567,649	$3,595,407	$3,477,598
Return on average tangible common equity (F)	12.06%	10.54%	12.58%	9.67%	14.34%

Reconciliation of return on average common equity to return on average tangible common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax:

Net income, excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax(V)	$110,426	$111,432	$113,080	$111,769	$125,373
Average shareholders' equity	$7,121,252	$7,085,839	$7,024,493	$6,935,682	$6,759,443
Less: Average goodwill and other intangible assets	(3,458,659)	(3,462,210)	(3,456,844)	(3,340,275)	(3,281,845)
Average tangible shareholders’ equity	$3,662,593	$3,623,629	$3,567,649	$3,595,407	$3,477,598
Return on average tangible common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax (F) (V)	12.06%	12.30%	12.68%	12.43%	14.42%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$7,104,544	$7,079,330	$7,032,677	$6,968,116	$6,739,117
Less: Goodwill and other intangible assets	(3,457,159)	(3,460,080)	(3,464,012)	(3,454,826)	(3,280,610)
Tangible shareholders’ equity	$3,647,385	$3,619,250	$3,568,665	$3,513,290	$3,458,507

Period end shares outstanding	93,525	93,722	93,717	93,721	90,693
Tangible book value per share	$39.00	$38.62	$38.08	$37.49	$38.13

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$3,647,385	$3,619,250	$3,568,665	$3,513,290	$3,458,507
Total assets	$38,756,520	$38,547,877	$39,295,684	$39,905,131	$37,829,232
Less: Goodwill and other intangible assets	(3,457,159)	(3,460,080)	(3,464,012)	(3,454,826)	(3,280,610)
Tangible assets	$35,299,361	$35,087,797	$35,831,672	$36,450,305	$34,548,622
Period end tangible equity to period end tangible assets ratio	10.33%	10.31%	9.96%	9.64%	10.01%

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Reconciliation of allowance for credit losses to total loans to allowance for credit losses on loans to total loans excluding Warehouse Purchase Program:
Allowance for credit losses on loans	$330,219	$332,362	$351,495	$345,209	$282,191
Total loans	$21,265,247	$21,180,538	$21,432,713	$21,653,946	$19,334,359
Less: Warehouse Purchase Program loans	(864,924)	(822,245)	(912,327)	(1,148,883)	(799,115)
Total loans less Warehouse Purchase Program	$20,400,323	$20,358,293	$20,520,386	$20,505,063	$18,535,244
Allowance for credit losses on loans to total loans excluding Warehouse Purchase Program	1.62%	1.63%	1.71%	1.68%	1.52%

Reconciliation of efficiency ratio to efficiency ratio excluding net gains and losses on the sale or write down of assets and securities:
Noninterest expense	$135,848	$152,171	$135,657	$145,870	$123,000

Net interest income	$238,244	$236,983	$239,524	$236,459	$243,467
Noninterest income	38,870	36,568	38,743	39,688	38,266
Less: net (loss) gain on sale or write down of assets	(35)	(84)	(45)	1,994	121
Less: net gain on sale of securities	298	—	—	—	—
Noninterest income excluding net gains and losses on the sale or write down of assets and securities	38,607	36,652	38,788	37,694	38,145
Total income excluding net gains and losses on the sale or write down of assets and securities	$276,851	$273,635	$278,312	$274,153	$281,612
Efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities	49.07%	55.61%	48.74%	53.21%	43.68%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities, merger related expenses and FDIC special assessment:
Noninterest expense	$135,848	$152,171	$135,657	$145,870	$123,000
Less: merger related expenses	—	278	1,104	12,891	860
Less: FDIC special assessment	—	19,919	—	—	—
Noninterest expense excluding merger related expenses and FDIC special assessment	$135,848	$131,974	$134,553	$132,979	$122,140

Net interest income	$238,244	$236,983	$239,524	$236,459	$243,467
Noninterest income	38,870	36,568	38,743	39,688	38,266
Less: net (loss) gain on sale or write down of assets	(35)	(84)	(45)	1,994	121
Less: net gain on sale of securities	298	—	—	—	—
Noninterest income excluding net gains and losses on the sale or write down of assets and securities	38,607	36,652	38,788	37,694	38,145
Total income excluding net gains and losses on the sale or write down of assets and securities	$276,851	$273,635	$278,312	$274,153	$281,612
Efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities, merger related expenses and FDIC special assessment	49.07%	48.23%	48.35%	48.51%	43.37%